                                HABERSHAM BANCORP
                         282 Historic Highway 441 North
                                  P.O. Box 1980
                             Cornelia, Georgia 30531
                                 (706) 778-1000


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD SATURDAY, APRIL 17, 1999.

To the Shareholders of Habersham Bancorp:

         The annual meeting of shareholders of Habersham Bancorp (the "Company") will be held on Saturday, April 17, 1999, at 1:00 p.m., in the Central Office of Habersham Bank at 282 Historic Highway 441 North, Cornelia, Georgia, for the following purposes:

         (1) To elect directors to serve until the 2000 annual meeting of shareholders; and

         (2) To transact any other business that may properly come before the meeting or any adjournment.

         March 5, 1999 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         Please mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.

                                    By Order of the Board of Directors,



                                    David D. Stovall
                                    President and Chief Executive Officer

March 18, 1999

                                HABERSHAM BANCORP
                         282 HISTORIC HIGHWAY 441 NORTH
                                  P.O. BOX 1980
                             CORNELIA, GEORGIA 30531

                                 PROXY STATEMENT

                       -----------------------------------

                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

         The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the annual meeting of shareholders to be held on Saturday, April 17 1999, at 1:00 p.m., in the Central Office of Habersham Bank at 282 Historic Highway 441 North, Cornelia, Georgia, and at any adjournment of the meeting.

PROCEDURES FOR VOTING BY PROXY

         If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors and in accordance with the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. You can revoke your proxy by delivering to Edward D. Ariail, Vice President and Secretary of the Company, at the Company's Central Office, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

RECORD DATE AND MAILING DATE

         The close of business on March 5, 1999 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 18, 1999.

NUMBER OF SHARES OUTSTANDING

         As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 2,448,777 shares were issued and outstanding. Each such share is entitled to one vote on matters to be presented at the meeting.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

         A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. To approve any other matter presented for shareholder approval, the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal, provided a quorum is present. Only votes actually cast will count in determining whether the shareholders have approved a proposal. Georgia law treats abstentions and broker "non-votes" resulting from a broker's inability to vote a client's shares on non-discretionary matters as "true abstentions" and not as negative votes. As a result, abstentions and broker non-votes will not effect the outcome of the vote on other proposals that may be brought before the meeting.


                                   THE COMPANY

         The Company was incorporated in 1984 as a bank holding company under the laws of the State of Georgia. The Company's direct subsidiaries are listed below.

      NAME                                 LOCATION                         PRINCIPAL BUSINESS
      ----                                 --------                         ------------------
      Habersham Bank                       Cornelia, Georgia                General commercial bank

      Security State Bank                  Canton, Georgia                  General commercial bank

      The Advantage Group, Inc.            Cornelia, Georgia                Bank marketing consultation

         In addition, Habersham Bank has the following subsidiaries:

      NAME                                 LOCATION                         PRINCIPAL BUSINESS
      ----                                 --------                         ------------------
      BancMortgage Financial Corp.         Northern Atlanta, Georgia        Full service mortgage lending and
                                           metropolitan area                servicing

      Appalachian Travel Service, Inc.     Cornelia, Georgia                Full service travel agency

      Advantage Insurers, Inc.             Cornelia, Georgia                Property, casualty and life
                                                                            insurance agency

                               OWNERSHIP OF STOCK

PRINCIPAL SHAREHOLDERS

         On March 5, 1999, the Company had 576 shareholders of record. The following table lists the persons who, to our best knowledge, beneficially owned 5% or more of the Company's outstanding shares of common stock as of that date. According to rules adopted by the Securities and Exchange Commission, a "beneficial owner" of securities has or shares the power to vote the securities or to direct their investment. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his or her shares. The number of issued and outstanding shares used to calculate the percentage of total ownership for a given individual or group includes any shares covered by the option(s) issued to that individual or group.

 NAME AND ADDRESS                               AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP               PERCENT OF CLASS
-------------------                             --------------------               ----------------
John Robert Arrendale                              225,847 (1)                            9.22%
200 Hillcrest Heights
Cornelia, Georgia  30531

Thomas A. Arrendale, III                           654,361 (2) (3)                       26.64%
P. O. Box 558
Baldwin, Georgia  30511

Cyndae Arrendale Bussey                            510,776 (2)                           20.86%
P. O. Box 558
Baldwin, Georgia  30511

David D. Stovall                                   199,129 (4)                            7.89%
P. O. Box 1980
Highway 441 North
Cornelia, Georgia  30531

Footnotes

(1)      Includes 2,812 shares owned by Mr. Arrendale's spouse.

(2) Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(3)      Includes 7,500 shares subject to options exercisable on or before May
         4, 1999.

(4) Includes 97,795 shares owned of record by Mr. Stovall jointly with his wife, 8,334 shares owned of record by Mr. Stovall jointly with his daughter, and 76,000 shares subject to options exercisable on or before May 4, 1999. Excludes 5,398.67 shares (as of the latest available valuation of December 31, 1998) held in Mr. Stovall's account in the Company's 401(k) Savings Investment Plan Trust (the "Savings Plan"), as to which Mr. Stovall has no voting or investment power.

STOCK OWNED BY MANAGEMENT

         The following table lists the number and percentage ownership of shares of common stock beneficially owned by each director of the Company, each executive officer named in the Summary Compensation Table contained elsewhere in this Proxy Statement and all directors and executive officers as a group as of March 5, 1999. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his shares. The number of issued and outstanding shares used to calculate the percentage of total ownership includes any shares covered by the option(s) issued to the individual or to members of the group, as applicable, identified in the table.

                                                            Number of Shares              Percentage
Name                                                       Beneficially Owned               of Total
----                                                       ------------------               --------
Directors:

Thomas A. Arrendale, Jr.                                        7,500 (1)                     *
Thomas A. Arrendale, III                                      654,361 (1) (2)               26.64%
James J. Holcomb                                               26,477 (1)                    1.08%
James A. Stapleton, Jr.                                         7,950 (1) (3)                 *
David D. Stovall (4)                                          199,129 (5)                    7.89%
C. Kenneth White                                              114,163 (6)                    4.65%
Calvin R. Wilbanks                                             11,200 (1)                     *

Named Executive Officers:

Edward D. Ariail                                               49,992 (7)                    2.02%
Robert S. Cannon                                               53,800 (8)                    2.16%
C. Mickle Moye                                                 32,459 (9)                    1.32%
Anthony L. Watts                                               44,500 (10)                   1.79%

All Directors and Current Executive
Officers as a Group (14 persons)                            1,259,493 (11)                  45.72%

Footnotes

(*)      Indicates less than 1%.

(1)      Includes 7,500 shares subject to options exercisable on or before May
         4, 1999.

(2) Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(3) Mr. Stapleton owns 450 of the indicated shares jointly with his children.

(4)      Mr. Stovall is also an executive officer of the Company.

(5) Includes 97,795 shares owned of record by Mr. Stovall jointly with his wife, 8,334 shares owned of record by Mr. Stovall jointly with his daughter, and 76,000 shares subject to options exercisable on or before May 4, 1999. Excludes 5,398.67 shares (as of the latest available valuation of December 31, 1998) held in Mr. Stovall's account in the Company's 401(k) Savings Investment Plan Trust (the "Savings Plan"), as to which Mr. Stovall has no voting or investment power.

(6) Includes 7,928 shares subject to options exercisable on or before May 4, 1999 and 103,945 shares registered to Lexus Industries of Georgia and with respect to which Mr. White may be deemed to have sole voting and investment power.

(7) Includes 10,815 shares owned of record by Mr. Ariail jointly with his wife, 350 shares owned of record by Mr. Ariail jointly with his wife and daughters and 23,000 shares subject to options exercisable on or before May 4, 1999. Excludes 2,551 shares (as of the latest available valuation of December 31, 1998) held in Mr. Ariail's account in the Savings Plan, as to which Mr. Ariail has no voting or investment power.

(8) Includes 41,000 shares subject to options exercisable on or before May 4, 1999. Excludes 382 shares (as of the latest available valuation of December 31, 1998) held in Mr. Cannon's account in the Savings Plan, as to which Mr. Cannon has no voting or investment power.

(9) Includes 19,318 shares subject to options exercisable on or before May 4, 1999.

(10) Includes 41,000 shares subject to options exercisable on or before May 4, 1999.

(11) Of the indicated shares, 305,746 shares are subject to options exercisable on or before May 4, 1999. Excludes 15,222 shares (as of the latest available valuation of December 31, 1998) held in accounts for the benefit of the Company's executive officers under the Savings Plan, as to which participants have no voting or investment power.

                        PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES

         We propose that the nominees listed below be elected as directors of the Company to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. If any nominee becomes unavailable to serve as a director, which we do not now anticipate, then the persons named as proxies will have complete discretion to vote for another duly nominated candidate.

         The following table shows, for each director, his name and age at December 31, 1998, the year he was first elected as a director, his position with the Company other than as a director and his principal occupation and other business experience for the past five years. Thomas A. Arrendale, Jr. and Thomas
A. Arrendale, III are father and son.

                                          YEAR FIRST            POSITION WITH COMPANY;
NAME                               AGE     ELECTED               BUSINESS EXPERIENCE
----                               ---     -------               -------------------
Thomas A. Arrendale, Jr.           78       1984     Chairman of the Board of the Company and Habersham Bank; Director and
                                                     President, Fieldale Farms, Inc. (poultry processing and distribution)

Thomas A. Arrendale, III           41       1990     Vice Chairman of the Board of the Company; Director of Marketing,
                                                     Fieldale Farms, Inc. (poultry processing and distribution)

James J. Holcomb                   76       1984     Owner, Mt. Airy Wood Preserving (wood products)

James A. Stapleton, Jr.            50       1990     President and General Manager, Habersham Metal Products

David D. Stovall                   42       1989     President and Chief Executive Officer of the Company; Vice Chairman and
                                                     Chief Executive Officer of Habersham Bank; President and Chairman of the
                                                     Board of The Advantage Group, Inc.; Chairman of the Board of Directors of
                                                     Security State Bank, BancMortgage Financial Corp., Appalachian Travel
                                                     Service, Inc. and Advantage Insurers, Inc.

C. Kenneth White                  57        1995     Consultant, Certified Public Accountant and Private Investor

Calvin R. Wilbanks                52        1990     Co-Owner, C.P. Wilbanks Lumber Company

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD

         The Company's Board of Directors holds its regular meetings on the third Saturday of the first month of each quarter and otherwise as necessary. Habersham Bank's Board of Directors meets on the third Saturday of each month and Security State Bank's Board of Directors meets on the third Monday of each month. During 1998, the Company's Board of Directors met seven times, Habersham Bank's Board of Directors met 12 times and Security State Bank's Board of Directors met 12 times. Each director of the Company attended at least 75% of the meetings of the Company's Board of Directors and of any committees of which he was a member, and each director of Habersham Bank and Security State Bank attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which he was a member.

         The Company's Board of Directors has established a Compensation Committee and an Audit Committee. The Compensation Committee is composed of Thomas A. Arrendale, Jr. and James J. Holcomb, and was established to determine the compensation of Company officers. The Committee also administers the Company's employee stock option plans. The Committee met once in 1998.

         The Audit Committee's functions include (a) providing assistance to the Board of Directors in fulfilling its responsibilities for examinations of the Company by regulatory agencies and independent auditors; (b) determining that the Company has adequate administrative, operating and internal accounting controls and that it is operating in accordance with prescribed procedures; and
(c) serving as an independent party in the review of the Company's financial information prior to its distribution to the Company's shareholders and the public. The current members of the Audit Committee are: James J. Holcomb (Chairman), James A. Stapleton, Jr., C. Kenneth White and Calvin R. Wilbanks. Either the Chairman or the Company's internal auditor may call a meeting of the Audit Committee. During 1998, the Audit Committee met four times.

         Neither the Company nor any of its subsidiaries has a standing nominating committee.

COMPENSATION OF DIRECTORS

         With the exception of C. Kenneth White, the same individuals who served as directors of the Company in 1998 also served as directors of Habersham Bank. They were compensated for their service to the Company and to Habersham Bank at rates of from $500 to $3,000 per Board meeting attended. Directors of Security State Bank, including Mr. Stovall and Mr. White, receive the same compensation as directors of Habersham Bank. Directors are not compensated for their service as members of committees. Mr. Stovall received a total of $31,500 in director fees for 1998.

         Directors of the Company and its bank subsidiaries who are not employees of the Company or any of its subsidiaries are granted options annually under the Habersham Bancorp Outside Directors' Stock Option Plan (the "Directors' Plan"). On December 31 of each year, so long as the Company or the applicable bank subsidiary has a return on beginning assets of at least one percent for the prior 12-month period, each eligible director of the Company receives an option to purchase 1,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant and each director of a bank subsidiary receives an option to purchase 250 shares on the same terms. Options are exercisable in full six months after the date of grant. No directors received options under the Directors' Plan in 1998.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 1998, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                               EXECUTIVE OFFICERS

         The Company's executive officers are appointed by and hold office at the discretion of the Board of Directors. The following table lists for each executive officer (a) the person's name, (b) his or her age at December 31, 1998, (c) the year he or she was first elected as an executive officer of the Company, (d) his or her position with the Company and its subsidiaries, and (e) other business experience for the past five years, if he or she has been employed by the Company or any subsidiary for less than five years.

                                         YEAR FIRST             POSITION WITH COMPANY;
NAME                               AGE     ELECTED                BUSINESS EXPERIENCE
----                               ---     -------                -------------------
Thomas A. Arrendale, Jr.           78       1984     Chairman of the Board of the Company and Habersham Bank; Director and
                                                     President, Fieldale Farms, Inc. (poultry processing and distribution)

David D. Stovall                   42       1984     President and Chief Executive Officer of the Company; Vice Chairman and
                                                     Chief Executive Officer of Habersham Bank; President and Chairman of the
                                                     Board of The Advantage Group, Inc.; Chairman of the Board of Directors of
                                                     BancMortgage Financial Corp., Security State Bank, Appalachian Travel
                                                     Service, Inc. and Advantage Insurers, Inc.

Edward D. Ariail                   40       1990     Vice President and Corporate Secretary of the Company; President and
                                                     Chief Operating Officer of Habersham Bank since April 1996; prior thereto, Executive Vice President of Habersham Bank; Executive Vice
                                                     President of The Advantage Group, Inc.; member of the Board of Directors of BancMortgage Financial Corp. and Vice Chairman of the Board of
                                                     Appalachian Travel Service, Inc.

Pamela D. Spangler                 51       1985     Vice President - Human Resources of the Company, Senior Vice President of
                                                     Habersham Bank and Secretary of The Advantage Group, Inc.

Annette Banks                      52       1997     Vice President and Chief Financial Officer of the Company since April
                                                     1997; prior thereto, Chief Financial Officer of the Company and Vice
                                                     President, Controller of Habersham Bank.

                                         YEAR FIRST             POSITION WITH COMPANY;
NAME                               AGE     ELECTED                BUSINESS EXPERIENCE
----                               ---     -------                -------------------
Bonnie Bowling                     40       1997     Vice President, Operations, Audit, Compliance of the Company since April
                                                     1997; from December 1994 to 1997, Process Owner of Audit/Compliance of
                                                     the Company; prior thereto, Vice President of CB&T - West Georgia,
                                                     Carrollton, Georgia

Robert S. Cannon                   47       1997     President, Mortgage Banking of the Company and Principal/Director of
                                                     BancMortgage Financial Corp. since 1996; prior thereto, President of
                                                     HomeBanc Mortgage Corporation, Atlanta, Georgia

Lona Paulos Pope                   43       1997     Vice President, Marketing of the Company and President of Appalachian
                                                     Travel, Inc. since April 1997; prior thereto, Marketing Director of the
                                                     Company and Vice President and Marketing Director of Habersham Bank.

Anthony L. Watts                   51       1997     Vice President, Mortgage Banking of the Company since April 1997;
                                                     Principal/ Director, Chief Executive Officer of BancMortgage Financial
                                                     Corp. since 1996; prior thereto, President and Chief Executive Officer of
                                                     Mr. Vernon Federal Savings Bank, Dunwoody, Georgia.

James E. McCollum                  48       1998     Executive Vice President of the Company and Director of Habersham Bank,
                                                     Appalachian Travel Services, Inc. and Advantage Insurers, Inc. since
                                                     August 1998; prior thereto, Manager of Credit Development, First Data
                                                     Retail Services, Omaha, Nebraska from 1996 through 1997; Manager of
                                                     Credit Development, J.C. Penney, Dallas, Texas from 1980 to 1996.


                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the four other mostly highly compensated executive officers of the Company who earned over $100,000 in salary and bonus during 1998 for the last three fiscal years or for a shorter period if their employment by the Company began within the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                       Annual                    Long-Term
                                                  Compensation (1)            Compensation (2)
                                                  ----------------            ----------------
                                                                            Securities Underlying         All Other
Name and Principal Position          Year    Salary ($)     Bonus($)           Options/ SARs (#)     Compensation($) (3)
---------------------------          ----    ----------     --------           -----------------     -------------------
David D. Stovall                     1998    168,019             0                  12,000               8,278 (4)
President and Chief Executive        1997    158,862             0                  12,000               7,951 (4)
Officer of the Company and Vice      1996    132,000             0                  11,000               4,844 (4)
Chairman and Chief Executive
Officer of Habersham Bank

Edward D. Ariail                     1998    108,179             0                   3,000               4,490 (5)
Vice President and Corporate         1997     98,248             0                   7,500               4,527 (5)
Secretary of the Company and         1996     85,645             0                   7,500               4,139 (5)
President and Chief Operating
Officer of Habersham Bank

Robert S. Cannon                     1998    320,814             0                   9,000               5,200
President, Mortgage Banking of the   1997    151,629             0                   9,000             177,968 (6)
Company and Principal/Director of
BancMortgage Financial Corp.

Anthony L. Watts                     1998    322,043             0                   9,000               5,200
Vice President, Mortgage Banking     1997    151,629             0                   9,000             177,968 (6)
of the Company and
Principal/Director and Chief
Executive Officer of BancMortgage
Financial Corp.

C. Mickle Moye                       1998    120,845             0                     -0-               3,613
Former Vice President, Commercial    1997    120,828             0                   3,000               3,335
Banking of the Company and
President and Chief Executive
Officer of Security State Bank (7)

(1) We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under Securities and Exchange Commission regulations.

(2) The Company has not awarded any restricted stock or long-term incentives other than stock options. Accordingly, we have omitted columns relating to these types of awards.

(3) Includes the following Company contributions to the indicated person's savings plan account for the year indicated:

                                    1998        1997        1996
                                    ----        ----        ----

                  Mr. Stovall      $4,725      $4,398      $3,956
                  Mr. Ariail        2,930       2,967       2,579
                  Mr. Cannon        5,200       4,621          --
                  Mr. Watts         5,200       4,621          --
                  Mr. Moye          3,613       3,335          --

(4) Includes the following premiums paid by the Company under a split dollar life insurance plan for the benefit of Mr. Stovall in the years indicated:

                    1998        1997       1996
                  ------      ------      -----
                  $3,553      $3,553      $ 888

(5) Includes the following in premiums paid by the Company under a split dollar life insurance policy for the benefit of Mr. Ariail in the years indicated:

                    1998        1997        1996
                  ------      ------      ------
                  $1,560      $1,560      $1,560

(6) Includes $173,347 paid as a part of a distribution required under an agreement entered into by Habersham Bank with Messrs. Cannon and Watts relating to the establishment of BancMortgage Financial Corp. See "-Employment Agreements."

(7)      Mr. Moye retired on December 31, 1998.

The following table sets forth information regarding the grant of stock options to the executives named in the Summary Compensation Table during 1998. All options shown are presently exercisable. The Company did not award any stock appreciation rights during 1998.

OPTION GRANTS IN LAST FISCAL YEAR

                                              PERCENT OF
                         NUMBER OF         TOTAL OPTIONS                                   POTENTIAL REALIZABLE VALUE
                         SECURITIES         GRANTED TO          EXERCISE                      AT ASSUMED ANNUAL RATE
                         UNDERLYING        EMPLOYEES IN          PRICE       EXPIRATION    OF STOCK PRICE APPRECIATION
        NAME           OPTIONS GRANTED      FISCAL YEAR         ($/SHARE)       DATE             FOR OPTION TERM
        ----           ---------------      -----------         ---------       ----             ---------------
                                                                                                5%               10%
                                                                                                --               ---
David D. Stovall             12,000                16.1            14.25      12/31/03        47,880          104,310
Edward D. Ariail              3,000                 4.0            14.25      12/31/03        11,970           25,875
Robert S. Cannon              9,000                12.1            14.25      12/31/03        35,910           78,233
Anthony L. Watts              9,000                12.1            14.25      12/31/03        35,910           78,233
C. Mickle Moye                  -0-                 0.0               --            --           -0-              -0-

         The following table contains information, with respect to the executives named in the Summary Compensation Table, concerning the exercise of options during 1998 and unexercised options held as of the end of 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                                                          VALUE OF UNEXERCISED
                          SHARES                       NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS/SARS
                         ACQUIRED                      OPTIONS AT FY-END (#)               AT FY /END  ($) (1)
                            ON          VALUE          ---------------------           -------------------------
                         EXERCISE      REALIZED
         NAME               (#)          ($)       EXERCISABLE    UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
         ----           ----------    ----------   -----------    -------------       -----------     -------------
David D. Stovall           10,000       50,620       50,318             0               $30,371             0
Edward D. Ariail           5,000        25,310       23,000             0                 3,750             0
Robert S. Cannon             0             0         41,000             0                 9,375             0
Anthony L. Watts             0             0         41,000             0                 9,375             0
C. Mickle Moye               0             0         19,318             0                26,621             0

(1) Calculated by subtracting the exercise price from the market price of the common stock at fiscal year-end ($14.25) and multiplying the resulting figure by the number of shares subject to options for which the exercise price was less than the market price of the common stock at fiscal year-end.

EMPLOYMENT AGREEMENTS

         Under an agreement dated as of January 2, 1996 among the Company, Habersham Bank (the "Bank"), BancMortgage Financial Corp. ("BancMortgage"), Robert S. Cannon and Anthony L. Watts, each of Messrs. Cannon and Watts is entitled to an annual base salary of $150,000 and a percentage of BancMortgage's annual net income before taxes. Other elements of compensation include the use of a company car, club memberships, life insurance and such other benefits as are provided under the Bank's employee benefit plans. If the Company or the Bank is acquired or if the Bank receives and wishes to accept a bona fide offer for the acquisition of BancMortgage, Messrs. Cannon and Watts have a right of first refusal to acquire BancMortgage.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report discusses the compensation objectives and policies applicable to our executive officers and our policy generally with respect to the compensation of all executive officers as a group for 1998 and specifically reviews the compensation established for our Chief Executive Officer during 1998.

COMPENSATION PHILOSOPHY

         Our executive compensation program has three objectives: (1) to align the interests of the executive officers with those of our shareholders by basing a significant portion of an executive's compensation on the Company's performance, (2) to attract and retain highly talented and productive executives, and (3) to provide incentives for superior performance by our executives. To achieve these objectives, our executive compensation program consists of base salary and incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of our employees.

         In determining the amount and type of compensation to be awarded to executive officers, we study the compensation packages for executives of a peer group of the Company's most direct publicly held competitors for executive talent, assess the competitiveness of our executive compensation program and review the Company's financial performance for the previous year. We also gauge our success in achieving the compensation program's objectives in the previous year and consider the Company's overall performance objectives. Each element of our executive compensation program is discussed below.

BASE SALARIES

         Base salaries for our executive officers for 1998 are reflected in the Summary Compensation Table. In addition to the factors described above that support our executive compensation program generally, we evaluate subjectively the responsibilities of the specific executive position and the individual executive's experience and knowledge in determining his or her base salary. Salaries are not based upon the achievement of any predetermined performance targets.

INCENTIVE COMPENSATION

         Our incentive compensation is based upon our Incentive Stock Option Plan. We believe that placing a portion of executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of our executives directly with those of our shareholders, gives executives a significant long-term interest in the Company's success and helps us retain key executives. In determining the number and terms of options to grant an executive, we primarily consider subjectively the executive's past performance (or, in the case of a new executive, his or her knowledge, and experience and the degree to which we can recruit executives with similar skills) and the degree to which an incentive for long-term performance would benefit the Company.

BENEFITS

         We believe we must offer a competitive benefits program to attract and retain key executives. We provide the same medical and other benefits to our executive officers that are generally available to our other employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         We based our Chief Executive Officer's 1998 salary and stock options on our review of the compensation packages for chief executive officers of our most direct competitors and on our subjective assessment of his experience, knowledge and abilities. We have and will continue to base salary adjustments, stock option awards or other long-term incentive compensation on the same elements and measures of performance as we review in determining the compensation for our other executive officers. Aside from the incentives inherent in the grant of stock options, we do not directly tie our Chief Executive Officer's compensation to the Company's performance.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         It is our responsibility to address the issues raised by Section 162(m) of the Internal Revenue Code, as amended. The revisions to Section 162(m) made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. We have reviewed these issues and have determined that no portion of compensation payable to any executive officer for 1998 is non-deductible. Our Incentive Stock Option Plan limits to $100,000 the aggregate fair market value of the common stock subject to options that first become exercisable during any calendar year for any individual optionee.

         Submitted by:              THE COMPENSATION COMMITTEE

                                             Thomas A. Arrendale, Jr.
                                             James J. Holcomb

                                PERFORMANCE GRAPH

         The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index from July 17, 1995, when the Company commenced trading on the Nasdaq Stock Market, through the last trading day of each succeeding fiscal year through December 31, 1998. The Performance Graph assumes reinvestment of dividends, where applicable.

                                                    07/1995    12/1995    12/1996    12/1997    12/1998
                                                    -------    -------    -------    -------    -------
         Habersham Bancorp                            100.0      122.0      155.2      180.6      134.9
         Nasdaq Stock Market (US Companies)           100.0      105.1      129.2      158.3      223.1
         Nasdaq Bank Stocks                           100.0      118.2      156.1      261.3      259.2
         SIC 6020-6029, 6710-6719 US & Foreign

NOTES:
         A. The lines represented monthly index levels derived from compounded daily returns that include all dividends.
         B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
         C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
         D. The index level for all series was set to $100.0 on 07/17/1995.

                              CERTAIN TRANSACTIONS

         Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 1998. Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 1998.

         All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. In addition to banking and financial transactions, the Company and its subsidiaries may have had additional transactions with, or used products or services of, various organizations with which directors of the Company and its subsidiaries were associated. The amounts involved in these non-credit transactions have not been material in relation to the business of the Company, its subsidiaries or such other organizations. We expect that the Company and its subsidiaries will continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.


                                  MISCELLANEOUS

SHAREHOLDER PROPOSALS

         If you wish to submit a proposal for action at the next annual meeting of shareholders and would like to have it included in the proxy statement for that meeting, you must send a written copy of the proposal to the President of the Company at the address listed on the first page of this proxy statement on or before November 17, 1999. The proposal must comply with the rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS

         We know of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors or a matter incident to the election of directors properly comes before the meeting, the persons appointed as proxies will vote on the matter in accordance with their best judgment.

EXPENSES AND SOLICITATION OF PROXIES

         The Company will pay the expenses of soliciting proxies for the 1999 annual meeting of shareholders. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. They will receive no compensation in addition to their regular salaries for these activities. The Company will direct brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock that these institutions hold of record, and, upon request, will reimburse them for their reasonable out-of-pocket expenses.

                                HABERSHAM BANCORP
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 1999


The undersigned shareholder of Habersham Bancorp (the "Company") hereby appoints David D. Stovall and Edward D. Ariail as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Central Office of the Company, 282 Historic Highway 441 North, Cornelia, Georgia on Saturday, April 17, 1999 at 1:00 p.m. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To elect the nominees listed below to serve as directors of the Company for the ensuing year:

         Thomas A. Arrendale, Jr., Thomas A. Arrendale III, James J. Holcomb, James A. Stapleton, Jr., David D. Stovall, C. Kenneth White and Calvin
         R. Wilbanks


                 FOR all nominees                     WITHHOLD AUTHORITY
         ----    listed above                 ----           to vote for all
                 (except as indicated                        nominees listed
                 to the contrary below).                     above.

INSTRUCTION:      To withhold authority for any individual nominee, mark "FOR"
                  above, and write that nominee's name in the space below:

           ----------------------------------------------------------

         This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR Proposal 1.

         Discretionary authority is hereby conferred as to all other matters which may come before the meeting.

                                    Dated:                                , 1999
                                          --------------------------------
                                            (Be sure to date your Proxy)

                                    --------------------------------------------
                                              Name(s) of Shareholder(s)

                                    --------------------------------------------
                                            Signature(s) of Shareholder(s)

         If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.

         Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE